UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SYMETRA FINANCIAL CORPORATION
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On August 11, 2015, Symetra sent the following letter to its community partners:

Dear <NAME>:

I am writing to let you know that Symetra announced today an agreement to be acquired by Sumitomo Life Insurance Company, a leading and highly respected Japanese insurance company. Sumitomo Life intends to keep Symetra intact, including all of our businesses, leadership, employees and distribution channels.  We will still use the Symetra name and brand.

Most importantly, we do not expect this transaction to have any effect on our support for your organization or programs. Our community commitment and priorities remain unchanged.

I encourage you to visit our transaction website to read the press release, investor presentation and fact sheet for details on the agreement and more information about Sumitomo Life.

The next steps are getting shareholder approval, completing the regulatory review process and other customary closing conditions. This will take several months, and we anticipate the acquisition closing late in the first quarter or early in the second quarter of 2016.

Please don’t hesitate to contact me if you have any questions.

Thank you.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo Life Insurance Company. In connection with the proposed acquisition, Symetra intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Symetra’s proxy statement in preliminary and definitive form. Shareholders of Symetra are urged to read all relevant documents filed with the SEC, including Symetra’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Symetra at www.Symetra.com or by directing a request to Symetra at karin.vanvleet@symetra.com.

Participants in the Solicitation

Sumitomo Life Insurance Company, Symetra and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Symetra in favor of the proposed transaction.  Information about Symetra’s directors and executive officers is set forth in Symetra’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of Symetra’s participants in the solicitation, which may, in some cases, be different than those of Symetra’s shareholders generally, is set forth in the materials filed by Symetra with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements.

Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra’s public filings with the SEC, including the “Risk Factors” sections of Symetra’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.